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Exhibit 25.1

        FORM T-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, California 90017
Attn: The Bank of New York Trust Company, N.A.
213-630-6205
(Name, address and telephone number of agent for service)

Key Energy Services, Inc.
(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	04-2648081 (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Key Electric Wireline Services, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8125050 (I.R.S. employer identification no.)

1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Key Energy Fishing & Rental Services, LLC
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	20-8125758 (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Key Energy Pressure Pumping Services, LLC
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	20-8125879 (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Key Energy Services, LLC
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	20-1825567 (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Key Energy Services Mexico, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3874727 (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Key Energy Services (Mexico), LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4592429 (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Key Energy Shared Services, LLC
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	52-2421148 (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Key Marine Services, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1600399 (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Misr Key Energy Investments, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Misr Key Energy Services, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1537527 (I.R.S. employer identification no.)
1301 McKinney Street Suite 1800 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

8 3/8% Senior Notes due 2014
(Title of the indenture securities)

1.
General information. Furnish the following information as to the trustee:
(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.
Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

3-15.
Not applicable.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

  2.
  A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

  4.
  A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

  6.
  The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 filed herewith)

  7.
  A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority. (Exhibit 7 filed herewith)

SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 21th day of May, 2008.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos Title: Assistant Treasurer

EXHIBIT 6

CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Key Energy Services,  Inc. The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Julie Hoffman-Ramos
Julie Hoffman-Ramos Assistant Treasurer

Houston, Texas
May 21, 2008

Exhibit 7

REPORT OF CONDITION

Consolidating domestic subsidiaries of
                THE BANK OF NEW YORK TRUST COMPANY, NA
                In the state of CA at close of business on December 31, 2007 published in response to call made by (Enter additional Information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository Institutions:
Noninterest-bearing balances and currency and coin		14,687
Interest-bearing balances		0
Securities:
Held-to-maturity securities		43
Available-for-sale securities		216,332
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		23,800
Securities purchased under agreements to resell		89,400
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned Income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned Income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		12,678
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangible assets:
Goodwill		871,685
Other intangible assets		300,982
Other assets		152,943
Total assets		1,682,548
LIABILITIES
Deposits:
In domestic offices		1,628
Noninterest-bearing	1,628
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		193,691
Subordinated notes and debentures		0
Other liabilities		161,803
Total liabilities		357,122
Minority interest in consolidated subsidiaries		0
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		202,164
Accumulated other comprehensive income		752
Other equity capital components		0
Total equity capital		1,325,426
Total liabilities, minority interest, and equity capital		1,682,548

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and it true and correct.	I, Karen Bayz, Vice President /s/ Karen Bayz (Name, Title) of the above named bank do hereby declare that this Report of Condition it true and correct to the best of my knowledge and belief.

Director #1	Michael K. Klugman, President	/s/ Michael K. Klugman
Director #2	Frank Sulzberger, MD	/s/ Frank Sulzberger
Director #3	William D. Lindelof, VP	/s/ William D. Lindelof

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  Exhibit 25.1
SIGNATURE
CONSENT OF THE TRUSTEE